SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2011

EnviroStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-14757	11-2014231
(Commission File Number)	(IRS Employer Identification No.)

290 N.E. 68 Street, Miami, Florida	33138
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (305) 754-4551

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On November 16, 2011, EnviroStar, Inc. (the “Company”) and Wells Fargo Bank, National Association (the “Bank”) entered into a Credit Agreement (the “Credit Agreement”) which replaced the Company’s former credit facility originally entered into in December 2001 and renewed annually thereafter until October 31, 2011 with Wachovia Bank, N.A., which has been acquired by the Bank.

The Credit Agreement provides a revolving line of credit that entitles the Company to borrow, from time to time, up to $2,250,000, including a $1,000,000 standby letter of credit subfacility for the purchase of inventory and a $250,000 foreign exchange contract subfacility.  Any borrowings under the Credit Agreement will bear interest at a fluctuating rate equal to 2.50% above the one month Inter-Bank Market Offered Rate quoted by the Bank.  The Company’s obligations under the Credit Agreement are guaranteed by the Company’s Steiner- Atlantic Corp. and DRYCLEAN USA License Corp. subsidiaries and are collateralized by substantially all of the assets of the Company and those subsidiaries.

  The Credit Agreement requires the Company to maintain, at fiscal year end, a Debt Service Coverage Ratio (as defined) of not less than 1.25 to 1.0 and a ratio of Total Liabilities to Tangible Net Worth (as those terms are defined) of not greater than 2.0 to 1.0. The Company may not pay dividends or repurchase shares which would violate these ratios.  In addition, the Credit Agreement contains limitations on the amounts of capital expenditures and capital lease expenditures that the Company may make in a fiscal year.  The Credit Agreement also contains other covenants, including, among other things, prohibitions against (without obtaining the Bank’s consent) the Company incurring additional indebtedness other than debt or liabilities in the ordinary course of business, guaranteeing liabilities or obligations of others  and granting liens, in each case other than in favor of the Bank, disposing of a substantial or material amount of assets outside the ordinary course of business, mergers into or consolidations with any other entity,  acquiring substantially all of the assets of another entity, making any substantial change in the Company’s business and making loans or advances to or investments in any person or entity.

The foregoing description is subject to, and qualified in its entirety by reference to, the full text of the Credit Agreement, Revolving Line of Credit Note and the Guarantees and Security Agreements filed as exhibits to this Report, each of which exhibits are incorporated herein by reference.

Item 2.03   Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.

The information set forth under “Item 1.01, Entry into a Material Definitive Agreement” of this Report is hereby incorporated by reference in this Item 2.03.

Item 9.01           Financial Statements and Exhibits.

(d)          Exhibits:

Exhibit Number	Description

4.1(a)	Credit Agreement, dated November 16, 2011, between Company and Wells Fargo Bank, National Association (“Wells Fargo”).

4.1(b)	Revolving Line of Credit Note, dated November 16, 2011, from the Company to Wells Fargo.

4.1(c)	Security Agreement, dated November 16, 2011, from the Company to Wells Fargo.

4.1(d)	Continuing Guaranty, dated November 16, 2011, by Steiner-Atlantic Corp. in favor of Wells Fargo.

4.1(e)	Security Agreement, dated November 16, 2011, from the Steiner-Atlantic Corp. to Wells Fargo.

4.1(f)	Continuing Guaranty, dated November 16, 2011, by DRYCLEAN USA License Corp. in favor of Wells Fargo.

4.1(g)	Security Agreement, dated November 16, 2011, from the DRYCLEAN USA License Corp. to Wells Fargo.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EnviroStar, Inc.

Date: November 22, 2011	By:	/s/ Michael S. Steiner
Michael S. Steiner,
President and Chief Executive Officer

EXHIBIT INDEX
Exhibit Number	Description

4.1(a)	Credit Agreement, dated November 16, 2011, between Company and Wells Fargo Bank, National Association (“Wells Fargo”).

4.1(b)	Revolving Line of Credit Note, dated November 16, 2011, from the Company to Wells Fargo.

4.1(c)	Security Agreement, dated November 16, 2011, from the Company to Wells Fargo.

4.1(d)	Continuing Guaranty, dated November 16, 2011, by Steiner-Atlantic Corp. in favor of Wells Fargo.

4.1(e)	Security Agreement, dated November 16, 2011, from the Steiner-Atlantic Corp. to Wells Fargo.

4.1(f)	Continuing Guaranty, dated November 16, 2011, by DRYCLEAN USA License Corp. in favor of Wells Fargo.

4.1(g)	Security Agreement, dated November 16, 2011, from the DRYCLEAN USA License Corp. to Wells Fargo.